AMENDMENT NO. 3
TO THE PURCHASE AGREEMENT OF NOVEMBER 25, 2008
entered into, on the hereafter stated day, pursuant to Section 40 and Section 516  of Act No. 40/1964 Coll., the Civil Code, as amended, by and between the following Parties:

Milan Gottwald (the “Seller”)
birth Id. No. 750219/5327, Tax Id. No. CZ7502195327
residing at Náklo 334, Postal Code: 783 32
account No. 6319656084/2700 kept by UniCredit Bank Czech Republic, a.s.

and

SENDIO s.r.o. (the “Buyer”)
a company established and registered in the Czech Republic
with its registered office in Olomouc, Holická 156/49, Postal Code 77900, Czech Republic
registered in the Commercial Register kept by the Regional Court in Ostrava in Section C, Inset 43097
Id. No.: 281 64 440, Tax Id. No.: CZ28164440
represented by Mr. Philip Glyn Styles a pan William Duncan Troy, Executives of the company

(the Seller and the Buyer are hereinafter jointly referred to as the “Parties”)

Whereas

(A)         On November 25, 2008, the Seller and the Buyer entered into a purchase agreement on the basis of which, subject to fulfillment of the agreed conditions and payment of the agreed purchase price, certain real estate owned by the Seller, located in the cadastral area of Hodolany, district of Olomouc, registered in the Land Registry kept by the Cadastral Authority for the Olomouc region, the Olomouc cadastral workplace, on Title Deed No. 2978, is to be transferred to the Buyer, which purchase agreement has later been amended through Amendment No. 1 dated March 18, 2009 and Amendment No. 2 dated 2nd December 2009 (the “Purchase Agreement”); and

(B)         By May 31, 2001, the Buyer had paid the total amount of CZK 22,021,850 as part of the purchase price for the real estate concerned and in respect of other performances under the Purchase Agreement in conformity with the Purchase Agreement; and

(C)         Prior to the due date of the last installment (advance) on the purchase price pursuant to Art. III (2) (ii) of the Purchase Agreement in the amount of CZK 156,332,316.00 (payable on June 30, 2011), the Buyer initiated negotiations with the Seller on postponing this due date, and on the relevant amendments to the Purchase Agreement consisting particularly in postponing the sale of and payment of the purchase price for the real estate concerned by two years; and

(D)         The Seller and the Buyer have declared and repeatedly confirmed their mutual interest in achieving the original objective of the Purchase Agreement, i.e. effecting the sale of the real estate concerned from the ownership of the Seller to the ownership of the Buyer and payment of the agreed purchase price, even at a postponed date, and in this respect they have reached mutual agreement on the corresponding changes to the Purchase Agreement;

Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

in view of Art. XV (7) of the Purchase Agreement and also being aware of the fact that their signatures under any agreement on amendment to the Purchase Agreement must be officially authenticated, and in view of the scope of the modifications introduced by the previous amendments, the Seller and the Buyer have agreed to modify and supplement the Purchase Agreement to the full extent, i.e. within the scope of its Preamble and Articles I. to XV., in that they hereby replace them to the full extent by the following new wording:

CONSOLIDATED VERSION OF THE PURCHASE AGREEMENT

PURCHASE AGREEMENT

concluded by and between

Milan Gottwald,
birth identification number 750219/5327,
Tax Id. No.: CZ 7502195327
residing at: Náklo 334, Postal Code: 783 32
account No. 6319656084/2700, kept by UniCredit Bank Czech Republic, a.s.
(hereinafter the “Seller”)
on the one part

and

SENDIO s.r.o.
Id. No.: 281 64 440,
Tax Id. No.: CZ28164440
with its registered office: Olomouc, Holická 156/49, Postal Code 77900, registered in the Commercial Register kept by the Regional Court in Ostrava in Section C, Inset 43097,
represented by Philip Glyn Styles and William Duncan Troy, Executives of the company
(hereinafter the “Buyer”)
on the other part

(the Seller and the Buyer are hereinafter jointly referred to as the “Parties”)

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

Preamble

A.
On May 28, 2008, the Parties concluded a lease contract providing for step-by-step lease of the Premises (as defined in Art. I (1) of the Lease Contract) by the Seller to the Buyer (hereinafter the “Lease Contract”).  On 16 September 2008, the Parties executed Amendment No. 1 to the Lease Contract. The validity and effect of the Lease Contract expired on June 30, 2009. On November 30, 2009, the Parties concluded a new lease contract under which the Premises are leased to the Buyer in the period from December 1, 2009 to June 30, 2011 (hereinafter the “New Lease Contract”). On …, the Parties executed Amendment No. 1 to the New Lease Contract, whereby the term of the lease was extended to June 30, 2013.

B.
The Lease Contract was concluded by the Parties with the intention to conclude, as soon as possible after the conclusion of the Lease Contract, a purchase agreement, whereby the Seller would transfer the ownership title to the Premises (as defined in Art. I (1) of the Lease Contract) and to other real estate to the Buyer.

C.	[omitted]

D.
On November 25, 2008 the Buyer, the Seller and UniCredit Bank Czech Republic, a.s., with its registered office: Prague 1, Na Příkopě 858/20, Postal Code 111 21, Id. No.: 649 48 242 (hereinafter the “Escrow Agent”), concluded an escrow agreement (hereinafter the “Escrow Agreement”), providing, inter alia, for establishment of escrow account No. 2101989486/2700 (hereinafter the “Escrow Account”), which shall be used exclusively for the purposes described in the Escrow Agreement. On February 23, 2010, the Parties executed Amendment No. 1 to the Escrow Agreement.

E.
The Buyer intends to establish his registered office and build manufacturing premises in the Real Estate (as defined in Art. I (1) hereof) and to operate its business there, and this prior to the legal effects of the transfer of the Real Estate to the Buyer.

F.
The Seller is the exclusive owner of the Real Estate (as defined in Art. I (1) hereof) and intends to sell the Real Estate to the Buyer for the agreed purchase price and under the terms and conditions stipulated hereafter in this Agreement. The Buyer intends to purchase the Real Estate from the Seller for the agreed purchase price and under the terms and conditions stipulated hereafter in this Agreement.

G.
The objective of this Agreement is to ensure that the Buyer becomes, with effect from July 1, 2013, the exclusive owner of the Real Estate (as defined in Art. I (1) hereof) free of any third-party rights, except for those on which the Parties have agreed, and also that the Seller is paid the agreed purchase price for sale of the Real Estate to the Buyer.

H.
The Parties agree that the ownership title to movable assets located in the Real Estate on the date of conclusion hereof, or on the date of effect of the transfer of the Real Estate to the Buyer, as appropriate, (e.g. apparatus, equipment of offices, etc.), in which the Buyer is interested and which the Seller intends to sell, shall be transferred from the Seller to the Buyer by virtue of a separate purchase contract concluded between the Parties.

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

I.
Subject of the Agreement

1.
This Agreement provides for the transfer of the following buildings and land, including their parts and accessories (the accessories are specified in more detail in Schedule No. 8 hereof), for consideration:

● building No. 156, administrative building on construction property lot No. 1416, part of municipality: Hodolany
● building without land-registry number, manufacture, on construction property lot No. 1415
● building without land-registry number, technical infrastructure, on construction property lot No. 1417
● building without land-registry number, infrastructure, on construction property lot No. 1418
● building without land-registry number, other structure, on construction property lot No. 1419
● building without land-registry number, infrastructure, on construction property lot No. 1422
● building without land-registry number, infrastructure, on construction property lot No. 1423
● building without land-registry number, manufacture, on construction property lot No. 1677/1
● building without land-registry number, garage, on construction property lot No. 1614
● building without land-registry number, garage, on construction property lot No. 1615
● building without land-registry number, garage, on construction property lot No. 1616
● building without land-registry number, garage, on construction property lot No. 1617
● building without land-registry number, garage, on construction property lot No. 1618
● building without land-registry number, garage, on construction property lot No. 1619
● building without land-registry number, technical infrastructure, on construction property lot No. 1417

● construction property lot No. 1415, with an area of 6 775 m2, built-up area and courtyard;
● construction property lot No. 1416, with an area of 928 m2, built-up area and courtyard;
● construction property lot No. 1418, with an area of 74 m2, built-up area and courtyard;
● construction property lot No. 1417, with an area of 480 m2, built-up area and courtyard;
● construction property lot No. 1419, with an area of 86 m2, built-up area and courtyard;

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

● construction property lot No. 1422, with an area of 82 m2, built-up area and courtyard;
● construction property lot No. 1423, with an area of 23 m2, built-up area and courtyard;
● construction property lot No. 1677/1, with an area of 455 m2, built-up area and courtyard;
● property lot No. 567/3, with an area of 502 m2, other area, different area;
● property lot No. 568/2, with an area of 1 048 m2, other area, different area;
● property lot No. 568/8, with an area of 12 753 m2, other area, handling area;
● property lot No. 568/10, with an area of 493 m2, other area, different area;
● property lot No. 578/3, with an area of 1 815 m2, other area, other road;
● property lot No. 582/2, with an area of 3 400 m2, other area, different road;
● construction property lot No. 1614, with an area of 18 m2, built-up area and courtyard;
● construction property lot No. 1615, with an area of 18 m2, built-up area and courtyard;
● construction property lot No. 1616, with an area of 19 m2, built-up area and courtyard;
● construction property lot No. 1617, with an area of 18 m2, built-up area and courtyard;
● construction property lot No. 1618, with an area of 18 m2, built-up area and courtyard;
● construction property lot No. 1619, with an area of 18 m2, built-up area and courtyard;
● property lot No. 568/13, with an area of 2 708 m2, other area, different area;

all the above in the cadastral area of Hodolany, the municipality of Olomouc, registered in the Land Registry kept by the Cadastral Authority for the Olomouc Region, Olomouc cadastral workplace, on title sheet (LV) No. 2978 (hereinafter the “Premises”), from the ownership of the Seller to the ownership of the Buyer. An up-to-date extract from the Land Registry, in which the Real Estate is recorded, is attached to this Agreement as its Schedule No. 1. A ground plan of the Real Estate is attached to this Agreement as its Schedule No. 2.

2.
By virtue of this Agreement, the Seller sells, i.e. transfers for consideration, the Real Estate to the Buyer under the terms and conditions stipulated herein and for the agreed Purchase Price (as defined in Art. II (1) hereof) and, by virtue of this Agreement, the Buyer purchases, i.e. accepts the ownership title to, the Real Estate, tel quel, from the Seller under the terms and conditions stipulated herein, and agrees to pay the Seller the agreed Purchase Price. The effects of purchase and sale of the Real Estate hereunder are subject to the preconditions stipulated in Art. VII (1) hereof.

II.

Purchase Price for the Real Estate

1.	The Parties agree on the purchase price for the Real Estate in the amount of CZK 179,000,000.00 (in words: one hundred and seventy-nine million Czech crowns) (hereinafter the “Purchase Price”).

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

2.
The Buyer shall pay the Purchase Price to the Seller by means of the Escrow Account, with the collaboration of the Escrow Agent, under the payment terms and other terms and conditions, as specified in Art. III. and Art. IX. hereof.

III.

Payment Terms

1.
The Parties jointly represent and confirm that, prior to conclusion hereof, on May 29, 2008, the Buyer paid the Seller, and the Seller received from the Buyer, the amount of CZK 4,000,000.00 (in words: four million Czech crowns). The Parties acknowledge that, according to their joint will, as of May 29, 2008, the above was a payment effected on the basis of Art. IV (5) of the Lease Contract as an advance on future payments of the rent under the Lease Contract. Furthermore, the Parties acknowledge that, as a consequence of conclusion hereof, in accordance with Art. XV (4) of the Lease Contract, this payment shall further be considered to be an advance on the Purchase Price within the meaning of Section 498 of the Civil Code, or first installment on the Purchase Price hereunder. The Parties also jointly represent and confirm that the Buyer paid into the Escrow Account, as of May 31, 2011, installments (advances) on the Purchase Price in the total amount of CZK 18,021,850.00 (in words: eighteen million twenty-one thousand eight hundred and fifty Czech crowns); this amount also includes the amount of CZK 2,167,668.00, which the Buyer paid into the Escrow Account as collateral securing its obligations; the Parties consider this amount to be an installment (advance) on the Purchase Price hereunder.

2.	The Buyer agrees to deposit the balance of the Purchase Price for the Real Estate in the Escrow Account in individual installments as follows:

(i)	the amount of CZK 645,834.00 (in words: six hundred and forty-five thousand eight hundred and thirty four Czech crowns) shall be paid by the Buyer into the Escrow Account by June 17, 2011;

(ii)
the amount of CZK 3,332,316.00 (in words three million three hundred and thirty-two thousand three hundred and sixteen Czech crowns) shall be paid by the Buyer into the Escrow account in 24 (twenty-four) equal monthly installments of CZK 138,846.50 (in words: one hundred and thirty-eight thousand eight hundred and forty six Czech crowns 50/100); each monthly installment is due on the first Monday of a given calendar month beginning from July 2011;

If the premises currently used by JENA - nábytek, s.r.o., ld. No.: 25564501, with its registered office: Brno, Křenová 19, Postal Code: 602 00, are leased to a new tenant (subtenant) from September 2011 under comparable business terms as those under which the relevant premises are used as of May 31, 2011 by JENA – nábytek, s.r.o., the period of maturity of the entire amount set out above in this paragraph (ii) shall be reduced to 12 (twelve) months. In that case, the Buyer shall be obliged to increase the amount of the monthly installments so as to pay the entire amount set out in this paragraph (ii) not later than within 12 (twelve) months beginning from July 2011;

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

After payment of the entire amount set out in this subparagraph (ii) and/or as of the due date of the last of the installments pursuant to this subparagraph (ii), the amount of CZK 6 916 959,96 (in words: six million nine hundred sixteen thousands nine hundred fifty nine Czech crowns and 96/100) shall be paid from the balance of the Escrow Account into the Seller’s account specified in the header of this Agreement, with which the Buyer agrees. If the balance of the Escrow Account is lower, the entire balance of the Escrow Account shall be paid.

(iii)
the amount of CZK 153,000,000.00 (in words: one hundred and fifty-three million Czech crowns) shall be paid by the Buyer into the Escrow Account (subject to the changes pursuant to Art. III (6) hereof) not later than by June 30, 2013.

3.
The obligation of the Buyer to deposit the individual installments in the relevant account pursuant to Art. III (2) hereof shall be considered to be duly fulfilled upon crediting the entire amount of the relevant individual installment to the Escrow Account.

4.
The Buyer shall also be entitled to pay the individual parts of, or installments on, the Purchase Price, as specified in Art. III (2) hereof prior to the individual dates stipulated in Art. III (2) hereof.

5.
The manner and terms of payment of part of the Purchase Price in the amount of CZK 175,000,000.00 by the Buyer into the Escrow Account, as well as the manner and terms of release of the money from the Escrow Account, are described in Art. III (7), Art. IX, Art. XII and Art. XIII hereof and also in the Escrow Agreement, as amended.

6.
The manner of payment of the individual installments on the Purchase Price as specified in Art. III (2) hereof, as regards identification of the account into which the relevant amount is to be paid, may be changed after conclusion hereof. The conditions of the change, including the related changes in the manner of subsequent release of the Purchase Price, are specified in Art. XIV (8) hereof.

7.
The Parties jointly represent that the following amounts have been paid from the Escrow Account into the Seller’s credit account No. 20001 6319656084/2700 kept by the Escrow Agent: (i) in May 2010, the amount of CZK 7.750.756,16 and (ii) in May 2011, the amount of CZK 7.332.283,83 all the above based on agreement of the Parties or with the express consent of the Buyer.

IV.

Seller’s Representations and Warranties

1.	The Seller represents and warrants to the Buyer that:

(a)
he has all the necessary authorizations and powers to conclude and perform this Agreement and to perform his obligations following from this Agreement; this Agreement gives rise to a legally binding and valid obligation of the Seller that can be enforced against him in accordance with its terms and deadlines;

(b)	he is the exclusive owner of the Real Estate and has been the exclusive owner thereof for a period exceeding 3 (three) years prior to conclusion hereof;

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

(c)
the Real Estate is neither divided nor combined and is free of any legal defects, particularly contractual pre-emption rights, contractual mortgage rights, third-party rights corresponding to contractual easements, except for the easements set forth on Title Sheet (LV) No. 2978, which is attached to this Agreement as its Schedule No. 1, lease rights and other rights of use, except for the leases set forth in Schedule No. 5 hereof, other rights or limitations and encumbrances for the benefit of third parties, regardless of whether or not these rights are registered in the Land Registry, including, but not limited to, the fact that it is not the subject of any pending enforced restitution claims, it is not encumbered with any tax or other receivables or arrears, and no court, administrative, arbitration or other proceedings are pending with respect to the ownership title or right of use to the Real Estate, and the Seller and/or any person authorized by the Seller has not performed any act that could encumber or limit the Real Estate in any of the above-mentioned ways, except for the easements that have arisen by operation of law, without the prior consent of the Buyer; the Seller is not aware that the legal relationships to the Real Estate would be or could be affected by a change in the legal relationships (i.e. a “note”);

(d)
the Seller is not aware that the Real Estate would have other factual material defects having their origin in the period when the Seller was the owner of the Real Estate (i.e. 5 years – since May 2003) other than those of which the Seller has informed the Buyer prior to conclusion hereof and/or those that the Buyer has ascertained himself on the basis of his investigations prior to conclusion hereof and of which he has notified the Seller in accordance with Art. VI (1) (h) hereof;

(e)
no third person, including the tenants set forth in Schedule No. 5 hereof, is entitled, or has incurred within the last four (4) years prior to the effect of the transfer of the Real Estate hereunder, an unsettled entitlement to request that the Seller reduce the amount of the rent or provide a discount on the rent, indemnification or any other pecuniary amount (including claims on the grounds of unjust enrichment, etc.); no third person, including the aforementioned tenants, has provided, either in the past or at the present time, any advance payment in any form whatsoever on rent or fees for services, or has provided the Seller with any down payment or performance aimed at a future performance that is to be effected at any time after the transfer of the Real Estate hereunder enters into effect, except for the usual security deposits or payments set out in the contracts with the tenants pursuant to Schedule No. 5 hereof; if the Seller has received any funds from the tenants of the Real Estate for the purpose of securing the rent and payments for the performances provided in connection with use of the real estate and for payment of any obligations related to the lease of the Real Estate (deposits, security, collateral) and these are related to the period when the right to manage the Real Estate was already borne by the Buyer as the owner of the Real Estate, the Seller agrees to transfer such funds within 14 (fourteen) days of acceptance of the Real Estate pursuant to Art. VIII (1) (iv) and Art. X. hereof to the Buyer’s bank account, which shall be communicated by the Buyer to the Seller to this end (this provision shall not apply to down payments, security deposits and other funds obtained by the Seller from the Buyer on the basis of the Lease Contract);

(f)	if the following was stored or maintained in the Real Estate:

(i)	hazardous waste, as defined in Section 4 (a) of Act No. 185/2001 Coll., on waste, as amended (hereinafter the “Waste Act”); and/or

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

(ii)	dangerous substances, as defined in Section 2 (5) of Act No. 356/2003 Coll., on chemical substances and chemical preparations, as amended (hereinafter the “Chemical Substances Act”); and/or

(iii)	dangerous preparations, as defined in Section 2 (5) of the Chemical Substances Act;

the above was stored and/or maintained in accordance with the applicable legal regulations, particularly the Waste Act. This representation is related to the period: (i) with respect to the Remaining Part of the Real Estate, from the date when the Seller became the owner of the Real Estate to the date of delivery of the Remaining Part of the Real Estate to the Buyer; and (ii) with respect to the subject of the lease, as defined in the Lease Contract, from the date when the Seller became the owner of the Real Estate to the date of conclusion of the Lease Contract.

Furthermore, the Seller represents and warrants that he has not obtained any written information, notice, study or documentation that would bindingly demonstrate any environmental damage to the Real Estate or parts thereof within the meaning of Section 2 (a) of Act No. 167/2008 Coll., on prevention of environmental damage and its remedy, as amended.

(g)	he is not aware that any hazardous waste as defined in subpar. (f) above would be stored or maintained in the Real Estate and/or part thereof prior to acquisition of the Real Estate by the Seller;

(h)	he is not aware that any unauthorized structures would be located in the Real Estate, regardless of whether or not these structures would be registered in the Land Registry or third-party structures;

(i)
direct access to the Real Estate is ensured for pedestrians and vehicles from a public road; the Seller is not aware that access by pedestrians and/or vehicles to the Real Estate would be restricted in any manner whatsoever (except for usual maintenance and repairs) and/or subject to payment;

(j)
the Seller represents that, as of the date of hereof, there is no pending court dispute with any supplier of electricity, water, gas and heat and the contracts with these suppliers are not being breached, as a consequence of which these contracts would be terminated; furthermore, the Seller represents that no fees are paid for use of the engineering networks to which the Real Estate is directly linked and that their use results in no additional costs or other obligations; the Seller is not aware of any disputes with the mentioned suppliers with respect to the prices of energies and/or outstanding payments for the provided services.

2.
The Seller makes the representations and warranties set out in this Art. IV hereof as of the date of this Agreement and is aware that the Buyer relies on these representations and warranties in conclusion hereof and would never conclude this Agreement without them.

3.
The Seller agrees to reassure the Buyer of the continuing validity, accuracy and completeness of the representations and warranties set out in this Art. IV. hereof repeatedly, including prior to the actual transfer of the Real Estate in accordance with Art. VIII (1) (i) hereof. If the Seller is unable to provide this reassurance, because he is aware of any facts or matters that could cause this reassurance to be false, inaccurate, incomplete or misleading, he shall explicitly state these facts in the reassurance as exemptions.

4.	The Seller represents that, as of the date hereof, he is not aware of any breach of the representations and warranties of the Buyer set out in Art. VI. hereof.

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

5.
The Buyer represents and confirms that, as of the date of execution of Amendment No. 2 and Amendment No. 3, the Buyer is not aware of any breach of the Seller’s representations made in this Agreement and that, as of this date, the Buyer has not incurred the right to withdraw from this Agreement and the Buyer is not aware that the Buyer would have incurred any right to a contractual penalty or compensation for damage as of the same date.

V.

Seller’s Obligations

1.
The Seller agrees that, at the latest by June 30, 2013, the Real Estate will be free of any legal defects, particularly contractual pre-emption rights, contractual mortgage rights, third-party rights corresponding to contractual easements, except for the easements set forth in Schedule No. 7 hereof and easements established on the basis of the legal regulations or decisions of public authorities without respect to the Seller’s will, lease rights and other rights of use, except for the leases set forth in Schedule No. 5 hereof, other rights or limitations and encumbrances for the benefit of third parties, regardless of whether or not these are rights registered in the Land Registry.

2.	[omitted]

3.
The Seller’s obligation to maintain the Real Estate in a condition enabling the Buyer to use the Real Estate in accordance with the provisions of the Lease Contract is in no way prejudiced by this Agreement.

VI.
Buyer’s Representations and Warranties

1.	The Buyer represents and warrants to the Seller that:

a)
it is a limited liability company duly established and existing under the laws of the Czech Republic and has the capacity to conclude this Agreement and perform all the rights and obligations following for the Buyer from this Agreement, for which it also has all the necessary authorizations and powers, which condition also applies to the person who will execute and conclude this Agreement on behalf of or for the Buyer; this Agreement gives rise to a legally binding and valid obligation of the Buyer that can be enforced against it in accordance with its terms and deadlines; the details on the Buyer set out in the up-to-date extract from the Commercial Register, which is attached to this Agreement as its Schedule No. 6, correspond to the facts;

b)	the Buyer (as a corporation) has a sole shareholder, namely VU1 Corporation, with its registered office in 469 7th Avenue, Suite 356, New York, NY 10018, U.S.A. (hereinafter “VU1 Corporation”);

c)
all consents of the General Meeting, any other body of the Buyer and/or VU1 Corporation, administrative bodies or other public authorities and/or the courts that are necessary for conclusion hereof, as well as for acquisition of the Real Estate by the Buyer and payment of the Purchase Price hereunder, have been granted;

d)
conclusion of this Agreement and performance of the obligations arising out of this Agreement by the Buyer will not violate any legal regulation, contractual or statutory obligation or any court, administrative or other decision of public authorities concerning the Buyer;

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

e)	the Buyer performs its obligations duly and in time, and

(i)	is not insolvent or in danger of insolvency;

(ii)	has not lodged an insolvency petition and/or proposal for a moratorium related to it and has not been informed that such a proposal would be lodged by any third party;

(iii)
is not negotiating with its creditors on conclusion of any agreement, on the basis of which the creditors would obtain and/or would be paid smaller amounts than those equal to the nominal value of their receivables;

(iv)
has no insolvency trustee, execution administrator, receiver or other administrator, liquidator, curator or guardian appointed by the court or some other public authority or appointed otherwise, who would limit the disposal of its assets; and

(v)	has no unperformed obligations imposed thereon by a court or other decision, order or arbitral award and no enforcement of a decision or execution is pending with respect to it or its assets;

f)
the Buyer is fully capable of performing its obligations arising for the Buyer from this Agreement in a due and timely manner; furthermore, the Buyer represents that, at the latest within the deadlines stipulated in this Agreement or, as the case may be, in the Escrow Agreement, it will have available sufficient funds to pay the parts of the Purchase price stipulated by this Agreement or, as the case may be, the Escrow Agreement;

g)	[omitted]

h)
prior to conclusion hereof and also as of the date of effects hereof, the Buyer was able to become thoroughly acquainted with the Real Estate and its condition, without any limitation,  and used this opportunity to the full extent, particularly by performing legal, environmental and construction-technical audit (due diligence) of the Real Estate (which it completed on March 18, 2008), including control of its actual state and visual control aimed at assessing the statics and dynamics of the Real Estate (performed on August 21, 2008), and, on the basis of this inspection, studies and assessment, it has found no defects in the Real Estate, other than those that the Buyer communicated to the Seller prior to conclusion hereof; simultaneously, the Buyer represents that it finds the condition of the Real Estate to be suitable and compatible with the subject and objective hereof, and that it has not required, either in writing or orally, any specific properties of the Real Estate, other than those that are expressly specified in this Agreement, and that it has not been assured by the Seller in any way whatsoever of any specific properties of the Real Estate, other than those that are expressly stipulated in this Agreement; furthermore, the Buyer represents that it is sufficiently acquainted with the legal and factual condition of the building without a Reg. No., technical infrastructure, located on property lot No. 1417 in the cadastral area of Hodolany, the municipality of Olomouc (the “water plant”).

2.
The Parties jointly confirm that the guarantor’s declaration issued by the Buyer’s parent company, i.e. VU1 Corporation, on November 24, 2008, for the amount of CZK 13,500,000.00 (in words: thirteen million five hundred thousand Czech crowns), which was aimed to secure the Buyer’s obligations following from Art. III (1) and (2) (i) hereof, has terminated as a consequence of automatic gradual reduction of the given amount by the individual installments paid by the Buyer on the Purchase Price.

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

3.
The Buyer makes the representations and warranties set out in this Art. VI hereof as of the date of this Agreement and is aware that the Seller relies on these representations and warranties in conclusion hereof and would never conclude this Agreement without them.

4.
The Buyer agrees to reassure the Seller of the continuing validity, accuracy and completeness of the representations and warranties set out in this Art. VI. hereof repeatedly, including prior to the actual transfer of the Real Estate in accordance with Art. VIII. (1) (i) hereof. If the Buyer is unable to provide this reassurance, because it is aware of any facts or matters that could cause such reassurance to be false, inaccurate, incomplete or misleading, it shall explicitly state these facts in the reassurance as exemptions.

5.	The Buyer represents that, as of the date hereof, it is not aware of any breach of the representations and warranties of the Seller set out in Art. IV. hereof.

VII.
Conditions Precedent

1.	The effects of Art. I (2) hereof are subject to fulfillment of the following conditions precedent:

(i)	the Parties have concluded the Escrow Agreement with the Escrow Agent (this shall in no way prejudice Art. XIV (8) hereof);

(ii)
the individual installments on the Purchase Price pursuant to Art. III (2) hereof (i.e. the total amount of CZK 175,000,000.00; in words: one hundred and seventy-five million Czech crowns) have been deposited in the Escrow Account, which fact shall be proven by a declaration of the Escrow Agent in accordance with the Escrow Agreement; this condition is deemed to be fulfilled even if amounts have been withdrawn from the Escrow Account in conformity with Art. III (7) hereof and/or if advances on the Purchase Price set out Art. III (2) (ii) have been released into the Seller’s account in conformity with the latter provision, i.e. at the time when the Escrow Agent makes the declaration, the balance of the Escrow Account is reduced by the amounts withdrawn in conformity with Art. III (7) and Art. III (2) (ii) hereof.

2.
If the conditions precedent set out in Art. VII (1) hereof are not fulfilled by January 31, 2014 or on a later date agreed in writing by the Parties, this Agreement shall expire and the Purchase Price in the amount deposited in the Escrow account, including accrued interest, shall be returned, or paid to the Buyer and / or the Seller in accordance with the settlement rules set out in the Art.XIII (1) hereof and under the terms and conditions set out in the Escrow Agreement. All the rights and obligations of the Parties under this Agreement shall expire upon expiry of this agreement, except for the rights and obligations of the Parties incurred as a consequence of breach of the obligations following from this Agreement.

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

VIII.
Transfer

1.
Without undue delay after the Escrow Agent makes a declaration pursuant to Art. VII (1) (ii) hereof to the effect that the entire amount of the Purchase Price has been deposited in the Escrow Account, the Parties shall perform the following acts in the following order:

(i)
the Parties shall submit to each other an up-to-date written confirmation on the validity, accuracy and completeness of the representations and warranties pursuant to Art. IV (3) and Art. VI (4) hereof; and subsequently

(ii)
the Seller and the Buyer shall draw up a joint declaration and confirmation for the purposes of lodging an application for registration of the ownership title to the Real Estate in the Land Registry pursuant to paragraph (iii) hereof to the effect that all the preconditions for effectiveness of the purchase and sale of the Real Estate (transfer) pursuant to this Agreement have been fulfilled; the form of this declaration is attached to this Agreement as its Schedule No. 4; and subsequently

(iii)
the Buyer or a representative authorized by the Buyer shall lodge an application for registration of the ownership title to the Real Estate in the Land Registry, with all the requisites and annexes, with the competent cadastral authority; and subsequently

(iv)	the Seller shall deliver, and the Buyer shall accept from the Seller, the Real Estate in accordance with Art. X. hereof.

In order to avoid any doubts, the Parties state that, if any of these acts is not performed, the transfer cannot proceed and cannot be completed. Furthermore, the Parties agree to take all steps and, at the same time, provide each other with all collaboration that can be reasonably required from them to ensure that all these acts are performed at the latest by July 1, 2013.

2.	The special provisions set out in Art. XI. hereof shall apply for the purposes of registration of the ownership title to the Real Estate in the Land Registry pursuant to Art. VIII (1) (iii) hereof.

3.
The Buyer shall acquire the ownership title to the Real Estate upon registration of the title in the Land Registry, with legal effects as of the date of delivery of the application for registration to the cadastral authority, in accordance with Section 133 (2) of the Civil Code and Section 2 (3) of Act No. 265/1992 Coll., on registration of ownership titles and other rights in rem to real estate, as amended.

IX.
Settlement

1.
Without undue delay after registration of the ownership title of the Buyer to the Real Estate is permitted through a final decision issued on the basis of an application for registration lodged in accordance with Art. VIII (1) (iii), the following acts shall be performed, in the following order:

| page 13

Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

(i)
pursuant to the relevant provisions of the Escrow Agreement, the Escrow Agent shall pay to the Seller, from the Escrow Account, the amount of CZK 147.630.000 (in words: one hundred  forty seven million six hundred thirty thousand Czech crowns) into the Seller’s account specified in the header hereof and shall submit a written confirmation of this fact to each of the Parties; and subsequently

(ii)
the Seller shall pay, to the substantively and locally competent tax authority, real estate transfer tax on the grounds of transfer of the Real Estate hereunder and submit the relevant document to this effect to the Escrow Agent; and subsequently

(iii)
pursuant to the relevant provisions of the Escrow Agreement, the Escrow Agent shall pay to the Seller, from the Escrow Account, the amount of CZK 5,370,000.00 (in words: five million three hundred and seventy thousand Czech crowns) into the Seller’s account specified in the header hereof; and subsequently

(iv)
pursuant to the relevant provisions of the Escrow Agreement, the Escrow Agent shall pay, from the Escrow Account, the accrued interest into the Buyer’s account; this shall in no way prejudice Art. XV (3) hereof. Any other funds in the Escrow Account, if any, shall be paid by the Escrow Agent in accordance with the applicable provisions of the Escrow Agreement to the Buyer.

In order to avoid any doubts, the Parties state that, if any of these acts is not performed, the settlement cannot proceed and cannot be completed.

2.	Further details on the required formalities and procedural aspects of the settlement are stipulated in the Escrow Agreement (or are stipulated in accordance with Art. XIV (8) hereof, as appropriate).

X.
Delivery and Acceptance of the Real Estate

1.
The Parties represent and confirm that the Buyer already uses or will use a major part of the Real Estate for its needs on the basis of the Lease Contract and/or New Lease Contract and that this part of the Real Estate has been or will be duly delivered by the Seller to the Buyer in accordance with the Lease Contract and/or New Lease Contract. The subject of delivery and acceptance pursuant to this Agreement shall consist solely in the remaining part of the Real Estate that has not been delivered to the Buyer on some other grounds, particularly on the grounds of the Lease Contract and/or New Lease Contract (hereinafter the “Remaining Part of the Real Estate”).

2.
The Seller shall be obliged to deliver the Remaining Part of the Real Estate to the Buyer and the Buyer shall be obliged to accept the Remaining Part of the Real Estate from the Seller in accordance with Art. VIII (1) (iv) hereof, unless the Parties agree otherwise.

3.
The Buyer and the Seller shall execute a protocol on delivery and acceptance of the Remaining Part of the Real Estate. The time of completion of the process of delivery of the Remaining Part of the Real Estate, execution of the protocol on delivery and acceptance of the Remaining Part of the Real Estate by both Parties and the time when the Seller hands over all the keys/chip cards and documents (e.g. lease contracts, supplier contracts, plans, etc.) related to the Real Estate (including the Remaining Part of the Real Estate) shall be deemed to be the time of full and due delivery and acceptance of the Real Estate (as a whole) by the Seller to the Buyer hereunder, including those parts of the Real Estate that were delivered to the Buyer earlier on some other grounds, particularly on the basis of the Lease Contract and/or New Lease Contract. Both Parties shall also confirm this full and due delivery and acceptance of the Real Estate (as a whole) in the protocol mentioned in the first sentence of this provision.

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

XI.
Special Provisions on Application for Registration

1.
The Buyer or a representative authorized by the Buyer agrees to lodge an application for registration of the ownership title to the Real Estate together with all the requisites and annexes with the competent cadastral authority in accordance with Art. VIII (1) (iii) hereof. The Buyer agrees to submit a copy of the application for registration of the ownership title to the Real Estate in the Land Registry with the stamp of the filing department of the cadastral authority, date and file number to the Seller promptly after lodging of the application for registration of the Buyer’s ownership title to the Real Estate.

2.
If the competent cadastral authority requests that the Parties remedy any shortcomings or errors in the application for registration of the ownership title to the Real Estate, the Parties agree to deal with this request and supplement or explain any facts or submit any additional documents without undue delay, but in any case not later than within ten (10) business days of the date of delivery of the request to any of the Parties.

3.
If the competent cadastral authority discontinues the proceedings on permitting registration or rejects the application for registration of the Buyer's ownership title to the Real Estate, the Buyer agrees to lodge a new application for registration of the Buyer's ownership title to the Real Estate. The Parties agree to adopt any and all suitable measures to ensure due registration of the Buyer's ownership title to the Real Estate in the Land Registry as soon as possible. The Parties shall take any and all appropriate measures without undue delay after the competent cadastral authority discontinues the proceedings on permitting registration or rejects the application for registration of the Buyer's ownership title to the Real Estate, but not later than within ten (10) business days of the date of issuing of the decision by the competent cadastral authority notified to either of the Parties.

XII.
Breach of the Seller’s Obligations

1.
If any of the representations or warranties made by the Seller in Art. IV (1) (a) to (c) and (e) to (j) hereof proves to be untrue or in case of their breach and/or in case of breach of the Seller’s obligation set forth in Art. V. and Art. XIV (4) hereof (except for breaches pursuant to Art. XII (2) hereof), the Buyer shall be entitled to:

(i)	withdraw from this Agreement, with effect as of the date of delivery of the Buyer’s notice of withdrawal from this Agreement to the Seller; and/or
(ii)	claim a contractual penalty in the amount of CZK 17,500,000.00 (in words: seventeen million five hundred thousand Czech crowns); and/or
(iii)
claim indemnification exceeding the amount of the contractual penalty pursuant to subparagraph (ii) above, whose amount may not exceed CZK 26,000,000.00 (in words:  twenty-six million Czech crowns), reduced by the paid contractual penalty pursuant subparagraph (ii) above;

| page 15

Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

provided that the Buyer notified the Seller of the breach of the Agreement without undue delay after the Buyer learned of the breach and unless the breach of the Agreement is remedied by the Seller within 30 (thirty) consecutive calendar days after the Seller receives a written request of the Buyer to this effect, containing a definite and specific identification of the breached contractual obligation. If the Buyer withdraws from this Agreement pursuant to subparagraph (i) of this paragraph, the Seller shall be obliged to reimburse the Buyer for all advance payments paid on the Purchase Price pursuant to Art. III (1) hereof.

2.	If the Seller’s representations or warranties made in Art. IV (1) (d) concerning the factual defects of the Real Estate are untrue, the Buyer shall be entitled to:

(i)
claim an appropriate discount on the Purchase Price in an amount corresponding to the nature and scope of the defect, which may not exceed in aggregate the amount of CZK 17,500,000.00 (in words: seventeen million five hundred thousand Czech crowns); and/or

(ii)
claim indemnification (including reimbursement of the necessary expenses) exceeding the claim for a discount pursuant to subparagraph (i) above, which may not exceed in aggregate the amount of CZK 26,000,000.00 (in words: twenty-six million Czech crowns), less the actually paid discount pursuant to subparagraph (i) hereof; or

(iii)
withdraw from this Agreement provided that the aggregate amount of the claim for a discount pursuant to subparagraph (i) above has already exceeded the amount of CZK 40,000,000.00 (in words: forty million Czech crowns), with effect as of the date of delivery of the Buyer's notice of withdrawal from this Agreement to the Seller;

provided that the Buyer has claimed the defect vis-à-vis the Seller without undue delay after the Buyer learned of the defect and unless the defect is removed and/or otherwise remedied by the Seller within 30 (thirty) consecutive calendar days after the Seller receives a written request of the Buyer to this effect, containing a definite and specific identification of the defect. In the event that the Buyer withdraws from this Agreement pursuant to subparagraph (iii) above by the date of lodging the application for registration of the Buyer's right to the Real Estate pursuant to Art. VIII (1) (iii) hereof, the Seller shall be obliged to reimburse the Buyer for all advance payments paid on the Purchase Price pursuant to Art. III hereof.

3.
If the Seller breaches the prohibition to donate or exchange the Real Estate or part thereof, to encumber the Real Estate in any manner whatsoever, i.e. create mortgage rights, pre-emption rights, etc., as he agreed in the third sentence of Art. XIV (4) hereof, the Buyer shall be entitled to:

(i)	withdraw from this Agreement, with effect as of the date of delivery of the Buyer’s notice of withdrawal from this Agreement to the Seller; and/or
(ii)	claim indemnification for damage caused by breach of this obligation, whose amount may not exceed CZK 50,000,000.00 (in words: fifty million Czech crowns).

4.
If the Seller fails to provide the Buyer with collaboration that can be reasonably requested pursuant to Art. XI (2) and (3) hereof, the Buyer shall be entitled to claim a contractual penalty against the Seller in the amount of CZK 20,000.00 (in words: twenty thousand Czech crowns) for each day of delay following the date when the Seller received the Buyer’s request for the provision of this collaboration.

5.
The Parties have agreed that the contractual penalties shall be payable at the latest within 10 (ten) calendar days of delivery of the Buyer’s request for payment of the contractual penalty to the Seller. If the Seller demonstrably refuses to accept the request for payment of a contractual penalty, it shall hold that the Buyer’s request for payment of the contractual penalty was delivered to the Seller on the date of the refusal.

| page 16

Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

6.
The Buyer’s claims against the Seller pursuant to this Art. XII. hereof shall not arise if the Buyer ascertained the facts giving rise to these claims within and/or on the basis of the performed legal, environmental and construction-technical audit (due diligence) of the Real Estate and other assessments, as the Buyer made a representation and warranty to this effect in Art. VI (1) (h) hereof. However, the Buyer’s claims against the Seller pursuant to this Art. XII hereof that would be based on factual defects of the Real Estate shall arise only if the factual defects have their origin in the period when the Seller was the owner of the Real Estate (i.e. 5 years – since May 2003), but only until the time when the Buyer took over the Real Estate and/or its relevant parts that were affected by the defect on the basis of the Lease Contract, New Lease Contract and/or some other legal grounds.

7.
The Buyer’s claims against the Seller pursuant to this Art. XII. hereof shall also not arise if the total amount of discount, damage or other harm incurred by the Buyer as a consequence of untruthfulness of the representations or warranties, or breach of the relevant obligation hereunder by the Seller, which has not been remedied in the manner stipulated in paragraph 1 above and which the Buyer would otherwise justifiably enforce against the Seller, does not exceed in aggregate CZK 5,000,000.00 (in words: five million Czech crowns). The Buyer's claims against the Seller arising as a consequence of untruthfulness of the representations or warranties, or breach of the relevant obligation hereunder by the Seller shall be limited only to the claims stipulated in this Art. XII. hereof.

8.
The Buyer shall be entitled to enforce the claims pursuant to this Art. XII (2) hereof, i.e. claims concerning factual defects of the Real Estate, against the Seller only if the costs justifiably incurred by the Buyer for removal of an individual claimed defect exceed the amount of CZK 100,000.00 (in words: one hundred thousand Czech crowns) excluding VAT.

9.
The Buyer’s right to withdraw from this Agreement pursuant to this Art. XII. hereof must be exercised at the latest within 9 (nine) months of the date of lodging the application for registration of the Buyer’s ownership title to the Real Estate pursuant to Art. VIII (1) (iii) hereof. After this date, the Buyer shall no longer be entitled to withdraw from this Agreement.

10.
The Buyer’s right to request any contractual penalty from the Seller and the Buyer’s right to request a discount or indemnification from the Seller for breach of the Seller’s obligations stipulated by this Agreement and/or related to it shall expire upon lapse of 9 (nine) months of the date of lodging the application for registration of the Buyer’s ownership title to the Real Estate pursuant to Art. VIII (1) (iii) hereof. All claims of the Buyer following from the right to a contractual penalty and/or the right to a discount or indemnification must be enforced against the Seller in writing, together with a definite and specific identification of the breached legal obligation, without undue delay after the Buyer learns of the facts that give rise to these claims or rights; otherwise, they shall expire.

11.
If the Buyer raises any of its claims pursuant to Art. XII, the Seller’s claim to payment of the contractual penalty in the amount of CZK 17,500,000.00 (in words: seventeen million five hundred thousand Czech crowns) arising from the Buyer’s delay in payment of the installments (advances) on the Purchase Price in the period to June 30, 2009, shall fall due. The Seller shall be entitled to set off this claim against any of the Buyer’s claims pursuant to Art. XII.

| page 17

Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

12.
If the Buyer justifiably withdraws from this Agreement in accordance with Art. XII (1) to (3) hereof and the Seller is obliged to refund to the Buyer any payments made under this Agreement (particularly installments / advances on the Purchase Price pursuant to Art. III hereof), the Seller shall have the right to set off the amount of CZK 17,500,000.00 (in words: seventeen million five hundred thousand Czech crowns), which represents a lump-sum compensation for contractual penalties, damages, default interests and any other costs incurred by the Seller pursuant to this Agreement by November 30, 2009. In that case, the Parties have agreed (also for the purpose of settlement of the Seller’s claims against the Buyer arising from the Buyer’s breach of this Agreement during the period to June 30, 2009) on the manner of payment of the parts of the Purchase Price in the amount deposited in the Escrow Account or, as the case may be, on the manner of settlement of the possible claim of the Buyer for refund of the advances (or individual installments) on the Purchase Price pursuant to Art. III hereof, as follows:

a)
the advance or, as the case may be, the first installment on the Purchase Price in the amount of CZK 4,000,000.00 (in words: four million Czech crowns) that has already been paid by the Buyer to the Seller prior to the execution hereof pursuant to Art. III (1) hereof shall not be refunded to the Buyer and shall belong to the Seller as partial compensation for damage incurred by the Seller in connection with performance of the obligations pursuant to this Agreement to no effect, i.e. clearance of the parts of the Real Estate occupied by third parties, particularly by MATTES TRADING s.r.o., which compensation is hereby acknowledged by the Buyer in terms of its grounds and amount. The effects (legal consequences) of the acknowledgment are conditional on delivery of the Buyer’s notice of withdrawal from this Agreement pursuant to Art. XII (1) to (3);

b)
any other performance based on this Agreement (especially the installments/advances on the Purchase Price pursuant to Art. III. hereof) shall be, after set-off of the amount mentioned in Art. XII (12) in the amount of CZK 17,500,000.00 (in words: seventeen million five hundred thousand Czech crowns), which represents a lump-sum compensation for contractual penalties, damages, default interests and all costs incurred by the Seller pursuant to this Agreement by November 30, 2009, returned to the Buyer from the Escrow Account;

c)
in the event that the funds in the Escrow Account are not sufficient for a refund to the Buyer (particularly after release of the amounts pursuant to Art. III (2) (ii) and Art. III (7) hereof), and such insufficiency gives rise to the Seller’s obligation to return the performance (payment) directly from the Seller’s own funds, the Seller shall be entitled to pay this amount to the Buyer in six equal monthly installments, of which the first shall be payable on 25th day of the month following after the delivery of the Buyer’s notice of withdrawal from this Agreement in accordance with paragraphs 1 to 3 of Art. XII.

This shall in no way prejudice the Buyer’s claims that arise out of this Agreement in the future.

XIII.
Breach of the Buyer’s Obligations

1.
If the Buyer is in delay with any advance payment on the Purchase Price pursuant to Art. III. hereof for a period exceeding 5 (five) business days, the Seller, having requested the Buyer in writing that he pay the relevant advance payment on the Purchase Price at the latest within three (3) business days, which request has not been satisfied, shall be entitled to:

| page 18

Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

(i)
beginning on the 8th (eighth) day of the delay (including such 8th day), claim a contractual penalty of (A) 60 per cent p.a. (sixty per cent per annum) of the outstanding amount for the period of the delay in case of delay with payment pursuant to Art III (2) (i) and (ii) hereof, or, as the case may be, (B) 20 per cent (twenty per cent per annum) of the outstanding amount for the period of the delay in case of delay with payment pursuant to Art III (2) (iii) hereof; and/or

(ii)
withdraw from this Agreement effective from the date of delivery of the Seller’s notice of withdrawal from this Agreement to the Buyer and, in case of such withdrawal, the Seller may claim payment of the amount of CZK 26,000,000.00 (in words: twenty-six million Czech crowns), which, in this case, the Buyer undertakes to pay and which includes (also for the purpose of settlement of the Seller’s claims against the Buyer arising from the Buyer’s breach of this Agreement during the period to June 30, 2009) the following individual claims:

(a)
compensation for damage in the amount of CZK 4,000,000.00 (in words: four million Czech crowns), which represents partial compensation for damage incurred by the Seller in relation to performance of the obligations pursuant to this Agreement to no effect, i.e. clearance of the parts of the Real Estate occupied by third parties, particularly by MATTES TRADING s.r.o., which compensation is hereby acknowledged by the Buyer in terms of its grounds and amount. The effects (legal consequences) of the acknowledgment are conditional on delivery of the notice of withdrawal from this Agreement;

(b)
compensation for damage in the amount of CZK 3,500,000.00 (in words: three million five hundred thousand Czech crowns), which represents compensation for lost profits with respect to lost market rent in the period from May 28, 2008 to June 30, 2009, in which period the Buyer leased the Premises pursuant to the Lease Contract, which compensation is hereby acknowledged by the Buyer in terms of its grounds and amount. The effects (legal consequences) of the acknowledgment are conditional on delivery of the notice of withdrawal from this Agreement;

(c)
compensation for damage in the amount of CZK 1,000,000.00 (in words: one million Czech crowns), which represents compensation for the remaining part of the damage incurred by the Seller in relation to performance of the obligations pursuant to this Agreement to no effect (see subpar. (a) above in this paragraph), which compensation is hereby acknowledged by the Buyer in terms of its grounds and amount. The effects (legal consequences) of the acknowledgment are conditional on delivery of the notice of withdrawal from this Agreement;

(d)
a contractual penalty in the amount of CZK 17,500,000.00 (in words: seventeen million five hundred thousand Czech crowns), to which the Seller became entitled in connection with the breach of the Buyer’s obligation to duly pay the advances on the Purchase Price in the period to June 30, 2009.

| page 19

Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

The claim set out in this subparagraph (ii) shall be payable upon delivery of the notice of withdrawal and shall be primarily settled from the funds in the Escrow Account and, only if these funds are insufficient, from the funds of the Buyer.

For the avoidance of doubt, the Parties have explicitly agreed that, in the event of the Seller’s withdrawal from this Agreement pursuant to Art. XIII (1) (ii), the Seller’s claim pursuant to Art. XIII (1) (ii) shall first be set-off against any potential Buyer’s claim for refund of the advances (or individual installments) on the Purchase Price pursuant to Art. III hereof. Any remaining part of the Purchase Price deposited in the Escrow Account shall thus be refunded to the Buyer only after the set-off of the Seller’s claims pursuant to this Art. XIII (1) (ii). In the event of the Seller’s withdrawal, the Escrow Agent shall release these funds in accordance with the Escrow Agreement without delay to the credit of the Seller’s and/or Buyer’s account in accordance with the rules set out in Art. XIII (1). For the avoidance doubt, the Parties declare that, in the event that the funds in the Escrow Account are not sufficient for settlement of the Seller’s claims set out in this Art. XIII (1), the Seller shall be entitled to claim and enforce the unpaid part of these claims directly against the Buyer.

2.
If the Buyer fails to provide the Seller with collaboration that can be reasonably requested pursuant to Art. XI (2) and (3) hereof, the Seller shall be entitled to claim a contractual penalty against the Buyer in the amount of CZK 20,000.00 (in words: twenty thousand Czech crowns) for each day of delay following the date when the Buyer received the Seller’s request for the provision of this collaboration.

3.
The Parties have agreed that the contractual penalties shall be payable at the latest within 10 (ten) calendar days of delivery of the Seller’s request for payment of the contractual penalty to the Buyer. If the Buyer demonstrably refuses to accept the request for payment of a contractual penalty, it shall hold that the Seller’s request for payment of the contractual penalty was delivered to the Buyer on the date of the refusal.

4.
The Seller’s claims for indemnification against the Buyer hereunder shall also not arise if the total amount of damage or other harm incurred by the Seller as a consequence of breach of the relevant obligation hereunder by the Buyer, which the Seller would otherwise justifiably enforce against the Buyer, does not exceed in aggregate CZK 5,000,000.00 (in words:  five million Czech crowns).

5.
The Seller’s right to request any contractual penalty from the Buyer and the Seller’s right to request indemnification from the Buyer for breach of the Buyer’s obligations stipulated by this Agreement and/or related to it shall expire upon lapse of 9 (nine) months of the date of lodging the application for registration of the Buyer’s ownership title to the Real Estate pursuant to Art. VIII (1) (iii) hereof. All claims of the Seller following from the right to a contractual penalty and/or the right to indemnification must be enforced against the Buyer in writing, together with a definite and specific identification of the breached legal obligation, without undue delay after the Seller learns of the facts that give rise to these claims or rights; otherwise, they shall expire.

XIV.
Miscellaneous

1.
The Parties agree that any and all contractual penalties and damages based on this Agreement may be mutually set off unless the Parties agree otherwise. Except for the above-mentioned permissible set-off, the Parties shall not be entitled to unilaterally set off any receivable, or any monetary or non-monetary claim, against receivables, or any monetary or non-monetary claims, of the other Party arisen out of this Agreement (particularly the claim for payment of the Purchase Price) and/or from the Escrow Agreement, without prior written consent of the other Party, unless this Agreement and/or the Escrow Agreement expressly permits this.

| page 20

Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

2.
The Parties have agreed that, as of the date of effect of registration of the Buyer’s ownership title to the Real Estate in the Land Registry pursuant to Art. VIII (1) (iii) hereof, the New Lease Contract shall be terminated unless it has been terminated or otherwise expired previously. The claims of the Parties arisen on the basis of the New Lease Contract, namely the claims for payment of the contractual penalties, indemnification and default interest, as well as their obligation to maintain confidentiality, shall not expire as a consequence of such termination of the New Lease Contract in accordance with its Art. XVI (4) and shall not be otherwise prejudiced.

3.
Furthermore, the Parties have agreed that, in the period from July 1, 2013, inclusive (the latest day of termination of validity and effectiveness of the New Lease Contract) to the date of effect of registration of the Buyer’s ownership title to the Real Estate in the Land Registry, the use of the Real Estate shall be governed by this Agreement. A precondition for such use pursuant to the previous sentence shall be

(i)	due deposition of an amount of CZK 175,000,000.00 (in words: one hundred and seventy five million Czech crowns) in the Escrow Account (Art. VII. (1) (ii) of this Agreement) and simultaneously also

(ii)
due lodging of an application for registration of the Buyer’s ownership title to the Real Estate in the Land Registry, with all the requisites, which the Buyer shall demonstrate by submitting the relevant copy of the application to the Seller (Art. XI (1) hereof).

In this period, the Buyer shall be entitled to use the Real Estate to the same extent as the owner; however, it shall be obliged to secure the rights and justified interests of the Seller and to refrain from any steps that would infringe on and/or prejudice them, to the maximum possible extent that can be reasonably required. The Buyer’s entitlement to use the Real Estate pursuant to the previous sentence shall expire upon lapse of 30 (thirty) days from the date of legal force of the relevant decision on dismissal of the above-mentioned application for registration of the Buyer’s ownership title to the Real Estate in the Land Registry or other decision on termination of the proceedings on the application, if it is clear from the circumstances and related legal facts that the registration of the Buyer’s ownership title to the Real Estate in the Land Registry can no longer be successfully claimed for reasons on the Buyer’s part.

4.
The Seller shall not be entitled to carry out any construction, i.e. construction of new buildings or extensions to the existing buildings, within the Real Estate. Furthermore, the Seller agrees not to carry out any construction modifications that would interfere with the current condition of the Real Estate. Furthermore, without the Buyer’s prior written consent, the Seller shall not be entitled to establish any new easements; to lease further premises, areas, properties and buildings within the Real Estate to third parties; to extend the term (duration) of a lease or modify the lease agreements in any manner whatsoever; to donate or exchange the Real Estate or any part thereof; to encumber the Real Estate in any manner whatsoever, i.e. establish mortgage rights, pre-emption rights with in rem effects, etc.; the Buyer shall not refuse the consent without justification.

| page 21

Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

5.
If the Seller withdraws from this Agreement pursuant to Art. XIII (1) hereof, the Parties explicitly agree, with a view to avoid any potential doubts, that the Seller shall be entitled to retain, in accordance with the Lease Contract and/or New Lease Contract, all improvements and additions to the Real Estate (as described in Art. VII (8) of the Lease Contract and in Art. VI (8) of the New Lease Contract, respectively) that were performed by the Buyer; the grounds (legal title) for this claim consist in indemnification (compensation) for damage that would be incurred by the Seller if he were forced to settle such improvements or other additions to the Real Estate vis-à-vis the Buyer, even if this occurred as a consequence of breach of the Buyer’s contractual obligations (the Buyer’s claim for settlement shall thus be set-off against the Seller’s claim for indemnification).

6.	The Parties agree on the following addresses, which shall serve as mailing addresses for the purposes of any and all communications and notices delivered in relation to this Agreement:

Address for delivery to the Seller:
Milan Gottwald
Náklo 334, Postal Code: 783 32

Address for delivery to the Buyer:
SENDIO s.r.o.
Olomouc, Holická 156/49, Postal Code 77900
Contact person: Svatava Lošťáková, Philip Glyn Styles
Tel: 587 200 802

Copy:
VU1 Corporation
469 7th Avenue, Suite 356, New York, NY 10018, U.S.A

Any and all notices and communications hereunder must be made in writing and sent to the above-specified address of the addressee, i.e. the other Party, exclusively by registered mail or through a renowned courier service (e.g. DHL or UPS, etc.), unless the Parties agree otherwise. Personal delivery by any Party or its representative, confirmed by the signature of the other Party or its representative, shall also be considered to be due delivery. The Parties agree to inform each other in writing of any changes in their mailing addresses.

7.
Any (i) right following from this Agreement, (ii) claim following from breach hereof, (iii) condition precedent or other condition stipulated herein for the benefit of one of the Parties, (iv) deadline for fulfillment of an obligation hereunder by other Party and/or (v) other right or claim relating to this Agreement may only be waived by a written declaration to the Party that is to benefit from such waiver. The waiver shall become effective upon delivery. A waiver shall apply exclusively to the rights, obligations or deadlines expressly specified in the declaration by virtue of which the waiver is effected. The waiver shall in no way prejudice other rights, obligations or deadlines. Non-exercise, failure to exercise or delay in exercising any right or claim hereunder shall not represent waiver of such right or claim. Granting any grace period for the performance of any other Party's obligation shall not represent extension of the deadline for fulfillment thereof.

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

8.
The Parties hereby agree on the possibility of changing the manner of payment of the individual installments on the Purchase Price as specified in Art. III (2) hereof, as regards identification of the account into which the relevant amount is to be paid. At the latest by June 15, 2013, the Parties may jointly determine, in the manner set out in Art. XV (7) hereof, that the Buyer shall not pay these individual installments on the Purchase Price into the Escrow Account kept by the Escrow Agent pursuant to the Escrow Agreement, but rather into some other account kept by some other third party. Such a change shall be valid and effective subject to an agreement concluded between the Parties and the relevant third party stipulating the obligation of the third party to accept the relevant amounts of the individual installments on the Purchase Price into escrow and to release them to the Seller and/or the Buyer under the same or similar terms and conditions as the Escrow Agent pursuant to the Escrow Agreement or pursuant to this Agreement, as appropriate. If such a change is valid and effective, it shall hold that the competence of the Escrow Agent agreed herein or in the Escrow Agreement, as appropriate (but only to the extent concerning acceptance of the relevant amounts of the individual installments on the Purchase Price into escrow and their subsequent release and to the extent of the acts of the Escrow Agent pursuant Art. VII and VIII hereof) shall be performed by the relevant third party (unless the agreement with the relevant third party stipulates otherwise); in that case, simultaneously, the account kept by the relevant third party for the purpose of payment of the relevant amounts of the individual installments on the Purchase Price into escrow and their subsequent release shall be considered to be the Escrow Account. If such a change is valid and effective, other provisions hereof shall be construed in accordance with this provision and also in accordance with the purpose of the change. Furthermore, the Parties have agreed that the relevant third party pursuant to this provision may consist only in a reliable financial institution with respect to which there are objective guarantees of due performance of payment obligations and other obligations decisive for fulfillment of the purpose of this provision; if the Parties fail to agree on the change within the above-specified deadline, but the Seller insists on the change, the Seller shall be entitled to select the relevant third party from the list that is attached to this Agreement as its Schedule No. 9, and the Buyer agrees to respect this selection and, to the extent that can be reasonably requested of the Buyer, allow the relevant change pursuant to this provision.

9.
The Seller shall be entitled, during the term of this Agreement, to offer and sell the Real Estate as a whole and/or its parts to any other potential buyers and to execute with them a purchase agreement and/or an agreement on a future purchase agreement. In that case, the Seller shall have the right to withdraw from this Agreement with effect as of the date of delivery of the Seller’s notice of withdrawal from this Agreement to the Buyer. In case of such withdrawal, the Seller shall be obliged to refund to the Buyer all advances on the Purchase price paid pursuant to Art. III hereof. The Seller is entitled to set off any potential outstanding contractual penalties pursuant to Art. XIII (1) (i) hereof against these advances on the Purchase Price. The Seller shall not be entitled to withdraw from this Agreement pursuant to this provision after the Buyer has paid into the Escrow Account an amount of at least CZK 90,000,000.00 (in words: ninety million Czech crowns).

10.
In the event that the Seller withdraws from this Agreement in the sense of Art. XIV (9) hereof, the Seller waives all his claims against the Buyer for payment of contractual penalties, compensation for all damage and all other costs incurred by the Seller in connection with this Agreement in the period before November 30, 2009, including their accessions. The effects (legal consequences) of this waiver are subject to withdrawal from this Agreement by the Seller pursuant to Art. XIV (9) hereof.

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

11.
All the Seller’s claims to payment of contractual penalties, compensation for damage and all other costs incurred in connection with this Agreement in the period before November 30, 2009 shall cease to exist at the time when the Escrow Agent pays to the Seller, from the Escrow Account, the part of the Purchase Price that has not yet been paid pursuant to Art. IX (1) (i) and (iii).

XV.
Joint and Concluding Provisions

1.
This Agreement shall come into force upon its execution by both Parties and shall also enter into effect upon its execution by the Parties, except for purchase and sale of the Real Estate, which shall enter into effect after fulfillment of the preconditions stipulated in Art. VII (1) hereof. In accordance with Section 133 (2) of the Civil Code and Section 2 (3) of Act No. 265/1992 Coll., on registration of ownership titles and other rights in rem to real estate, as amended, the Buyer shall acquire the ownership title to the Real Estate upon registration of the title in the Land Registry, with legal effects as of the date of delivery of the application for registration to the cadastral authority.

2.
The real estate transfer tax for the transfer of the ownership title to the Real Estate in accordance with the provisions hereof shall be paid by the Seller. The administrative fees related to registration of the rights in the Land Registry shall be paid by the Buyer.

3.
Any and all costs and expenses incurred by any of the Parties in connection with this Agreement, including, but not limited to (i) the costs of the analysis (due diligence) and other expert assessments, (ii) the costs and fees of financial, accounting, legal and other counsels, (iii) the costs relating to negotiations prior to execution hereof, (iv) the costs incurred in relation to execution of rights or fulfillment of obligations hereunder and (v) any other costs and/or expenses, shall be borne by the Party that incurred them, unless expressly stipulated otherwise in this Agreement. The Escrow Agent’s remuneration for establishing and keeping the Escrow Account pursuant to the Escrow Agreement shall be paid by each of the Parties in a 1:1 ratio; if the remuneration is paid to the Escrow Agent in the full amount only by one of the Parties pursuant to the Escrow Agreement, the other Party agrees to reimburse the Party paying the remuneration, without undue delay, for the relevant part of the remuneration according to the mentioned ratio. The provisions of the preceding sentence shall apply analogously also in the case pursuant to Art. XIV (8) hereof. Furthermore, the Parties agree that the Buyer shall pay the Seller 50 % of the accrued interest, into an account communicated to the Buyer by the Seller to this end, without delay after the accrued interest that was credited monthly by the Escrow Agent to the escrow amount (as defined in Art. II (1) of the Escrow Agreement) is credited to the Buyer’s bank account pursuant to Art. II (5) of the Escrow Agreement, but no later than within five (5) business days from the date of crediting the relevant Buyer’s account with the accrued interest.

4.
Neither of the Parties shall be entitled to assign its rights and obligations following from this Agreement to any third party without the prior written consent of the other Party, unless such assignment is expressly permitted by this Agreement. This Agreement is and shall be binding also for the heirs and/or legal successors of the Parties, where each of the Parties agrees to perform any and all acts necessary to this end. In case of passage of the rights and obligations following from this Agreement on the basis of an act of any Party (including, but not limited to, a merger, transfer or contribution of a business or part thereof, transfer of assets or any other dispositions with assets), the Party, whose rights have thus been transferred, shall guarantee fulfillment of the devolved obligations. No provision hereof shall establish any rights of obligations of third parties that are not the Parties, unless expressly stipulated otherwise in this Agreement.

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

5.
This Agreement shall be governed by and interpreted in accordance with the laws of the Czech Republic, to the exclusion of conflict rules referring to the use of foreign laws. In order to avoid any doubts, the Parties state that this Agreement shall be governed by the Civil Code and, with respect to registration of the ownership title to the Real Estate, also by Act No. 265/1992 Coll., on registration of ownership titles and other rights in rem to real estate, as amended. This provision shall not apply to the guarantor’s declaration made by the Buyer’s parent company, as set out in Art. VI (2) hereof.

6.
The Seller hereby explicitly agrees that, as of the date of lodging the application for registration of the ownership title to the Real Estate in the Land Registry hereunder, the Buyer may, at his own expense, either himself or through a third party, commence construction, revitalization, reconstruction etc. of the Real Estate in accordance with the valid and final decisions of the administrative authorities and perform all the necessary and required acts in this relation. This consent shall apply only to those cases where the rights and justified interests of the Seller as the owner of the Real Estate are not and will not be endangered or infringed. Furthermore, the Seller agrees to provide the Buyer with all collaboration that can be reasonably required.

7.	This Agreement may be modified only in writing, by means of consecutively numbered amendments executed by both Parties.

8.
This Agreement contains the entire agreement of the Parties with respect to the purchase/sale of the Real Estate and no other contract, agreement, declaration or covenant made by any of the Parties that is not contained herein shall be binding on the Parties in relation to the subject of this Agreement. This Agreement cancels and replaces all previous contracts, agreements, declarations or covenants related to the purchase/sale of the Real Estate made by any of the Parties prior to the conclusion hereof. This shall not apply to the agreement on the manner and conditions of payment of the Purchase Price and settlement thereof through the Escrow Agent, as stipulated herein and in the Escrow Agreement. Article headings are included for convenience of reference only and shall in no respect whatsoever serve for interpretation of the terms and provisions hereof.

9.
The Parties shall be obliged to maintain confidentiality of the terms and conditions hereof and of information which they obtained during its negotiation, unless disclosure thereof is required by a law or some other generally binding regulation. The obligation to maintain confidentiality pursuant to this provision shall not apply to information disclosed:

(i)	to legal and other counsels of the Parties bound by similar obligations to maintain confidentiality; and/or
(ii)	if the information has already been disclosed by the relevant Party or has become publicly known without breach of obligations by any Party, and/or
(iii)
to entities that are entities related to the Party hereof within the meaning of Section 66a of the Commercial Code (hereinafter “related entities”) provided that such disclosure is necessary for the purposes of performance of the obligations of the relevant Party and/or the exercise of its rights following from this Agreement; and/or

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

(iv)
to banks or other financial institutions financing the Seller and/or the Buyer, stock exchanges where shares of the related entities are listed and/or traded, and to governmental agencies (including, but not limited to, the U.S. Securities and Exchange Commission); and/or

(v)	to the shareholders of VU1 Corporation and information that publicly listed companies are obliged to publish in accordance with federal, state or local laws.

After conclusion hereof, the Seller shall be entitled to notify his employees (and co-workers) and also the tenants using the Real Estate of conclusion of this Agreement, within the scope of details on the Buyer and the anticipated date of effect of the transfer of the Real Estate. Until the transfer of the Real Estate enters into effect, neither this notice nor any other notice may include information on the amount of the Purchase Price, unless it is published or known previously in some other manner. The Buyer shall not be entitled to make any announcements regarding this Agreement and its subject, expressly including the amount of the Purchase Price, before the transfer of the Real Estate enters into effect, with the exception of the persons referred to in subparagraphs (i) to (v) of this paragraph.

10.
The claims of the Parties to payment of the contractual penalty, damages and default interest, as well as their obligation to maintain confidentiality, shall not expire upon withdrawal from this Agreement, its termination, canceling or other expiry.

11.
This Agreement has been drawn up in six (6) counterparts, of which each of the Parties shall obtain one (1) counterpart immediately after conclusion hereof and four (4) counterparts hereof shall be attached to the relevant application for registration of the Buyer’s ownership title to the Real Estate in the relevant Land Registry. The Parties acknowledge that their signatures, or the signatures of the persons executing and concluding this Agreement for them or on their behalf, shall be notarized on the counterparts of this Agreement intended for the Parties and also on one (1) counterpart hereof that is intended for the Land Registry.

12.	The following schedules constitute an integral part of this Agreement:

Schedule No. 1 – Up-to-date extract from the Land Registry
Schedule No. 2 – Graphic delimitation of the Real Estate
Schedule No. 3 – Escrow Agreement
Schedule No. 4 – Declaration for the purposes of the Land Registry
Schedule No. 5 – List of leases
Schedule No. 6 – Up-to-date extract from the Commercial Register for the Buyer
Schedule No. 7 – List of easements agreed by the Parties
Schedule No. 8 – Specification of accessories
Schedule No. 9 – List of financial institutions pursuant to Art. XIV (8) hereof

13.
The Parties declare that they have read the Agreement prior to its execution, that they conclude it seriously, definitely and comprehensibly, based on their free will and not under unfavorable terms and conditions. In witness thereof, they affix their signatures.

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

The wording of the new consolidated version of the Purchase Agreement, i.e. its Preamble and Articles I. to XV., is provided above between the two horizontal lines.

As soon as possible, the Parties shall negotiate and execute with UniCredit Bank Czech Republic, a.s., with its registered office at: Prague 1, Na Příkopě 858/20, Postal Code 111 21, Id. No.: 649 48 242, an amendment to the Escrow Agreement dated November 25, 2008, as amended by Amendment No. 1 dated February 23, 2010, on the basis of which the change in the terms and conditions of the Purchase Agreement introduced by the present Amendment will be reflected in the Escrow Agreement. Any and all fees and other costs related to execution of the said amendment to the Escrow Agreement shall be borne by the Buyer.

As of the date of the conclusion of this Amendment, the Buyer does not confirm validity of its representations and warranties made in Art. VI (1) of the Purchase Agreement upon conclusion of the Purchase Agreement or repeat the representations and warranties set out in the cited Article. This shall be done by the Buyer, in accordance with Art. VI (4) of the Purchase Agreement, only before the transfer of the Real Estate itself in accordance with Art. VIII (1) (i) of the Purchase Agreement. This Amendment contains the entire agreement of the Parties in respect of amendment to the Purchase Agreement. No other agreement, declaration or promise made by either Party that is not included herein shall be binding on the Parties in connection with the subject of this Amendment. This Amendment cancels and replaces – with the exception of the unprejudiced provisions of the Purchase Agreement as amended by its amendments – all previous contracts, agreements, declarations and promises made in respect of the subject hereof by any of the Parties prior to execution of this Amendment. Article headings are included for convenience of reference only and shall in no respect whatsoever serve for interpretation of the terms and provisions hereof.

This Amendment is drawn up and executed with authenticated signatures in 7 (seven) counterparts, where each of the Parties shall receive 1 (one) counterpart, 1 (one) counterpart shall be delivered without undue delay to the Escrow Agent in conformity with Recital D. in the Preamble to the Purchase Agreement and 4 (four) counterparts shall be attached to the relevant application for registration of the Buyer’s ownership title to the Real Estate in the Land Registry.

This Amendment enters into effect at the time when the Seller acquires the ownership title to 300,000 shares of stock of VU1 Corporation (the “Shares”). Until this condition precedent is fulfilled, the rights and obligations of the Parties concerning the transfer of the Real Estate shall be governed by the wording of the Purchase Agreement of November 25, 2008, as amended by Amendment No. 1 dated March 18, 2009 and Amendment No. 2 of 2nd December, 2009.

Seller has sufficient knowledge and experience in financial matters that it is capable of evaluating the merits and risks of an investment in the Shares.  In making its decision, Seller relied solely on its own independent investigations, and has obtained its own tax and other professional advice, and has not relied on any oral representations, warranties or information from the Buyer. Seller has reviewed Vu1 Corporation‘s public filings with the SEC, and Seller recognizes that there are substantial risks related to the Shares.  Seller is acquiring the Shares for its own account and for investment purposes only and has no present intention, agreement or arrangement for the distribution, transfer, assignment or resale of the Shares.  Seller has adequate means for providing for its current financial needs, has no need for liquidity with respect to the Shares and can bear the economic risk of an investment in the Shares, and can withstand a complete loss of such investment.  Seller understands that the Shares have not been registered, and are considered “restricted securities,” under United States federal and state securities laws, that the Shares may be resold without registration under the Securities Act only in certain circumstances, and that the Shares will bear a restrictive securities legend evidencing these restrictions.

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Amendment No. 3 to the Purchase Agreement of November 25, 2008
Milan Gottwald / SENDIO s.r.o.

The Parties hereby declare and confirm that all the provisions and terms of this Amendment, which amends the Purchase Agreement, have been agreed between the Parties freely, seriously and definitely, not under duress and strikingly unfavorable conditions, in witness whereof they affix their signatures:

/s/ Milan Gottwald	Philip Glyn Styles
Milan Gottwald	SENDIO s.r.o.
In Olomouc, on June 22, 2011	Philip Glyn Styles, Executive
In Olomouc, on June 22, 2011

/s/ William Duncan Troy
SENDIO s.r.o.
William Duncan Troy, Executive
In Olomouc, on June 22, 2011
*

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